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Exhibit 23.1

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 33-00000) and related Prospectus of Stone Container Corporation for the registration of $400,000,000 of 8 3/8 percent Senior Notes due 2012 and to the inclusion and incorporation by reference therein of our report dated January 29, 2002, with respect to the consolidated financial statements and schedule of Stone Container Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

St. Louis, Missouri September 6, 2002

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  Exhibit 23.1
Consent of Independent Auditors